EXHIBIT 99.1

Release: Immediate	Contact:	Ronda J Williams
312-706-3232

Oil-Dri Board of Directors Declares Dividends

CHICAGO – March 15, 2006 – The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) yesterday declared quarterly cash dividends of $0.12 per share for the Common Stock and $0.09 per share of Class B Stock.

The dividends will be payable on June 2, 2006 to stockholders of record at the close of business on May 5, 2006.

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Oil-Dri Corporation of America is the world’s largest manufacturer of cat litter and a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets.